Exhibit 99.1

FOR IMMEDIATE RELEASE

Cyalume Technologies Holdings, Inc. Secures $25.0 Million Long-Term Credit Agreement

FORT LAUDERDALE, FL -- May 21, 2015 -- Cyalume Technologies Holdings, Inc. (OTCQB: CYLU) ("the Company" or "Cyalume") today announced that it has secured a $25.0 million credit agreement with Monroe Capital Management Advisors, LLC (“Monroe”), serving as administrative agent and lead arranger for various lenders.

“We are pleased to announce the closing of this new credit agreement with Monroe and we are encouraged by our shared belief in our vision for the business as we enter a growth phase for Cyalume,” said Zivi Nedivi, President & CEO. “By locking in long-term debt with favorable terms and conditions, we have given ourselves an ample runway to focus on several new opportunities to grow our business. Over the last several months, we worked with the Monroe team to create a capital structure that aligns well with our near and long term strategy to continue building upon Cyalume’s improved financial performance, as recently reported.”

About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets.

Forward-Looking Statements

This press release may include forward-looking statements which are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

The footnotes and other disclosures contained in the Company's annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings are an integral part of its financial statements and should be read in conjunction with any review of its financial statements.

Contact:
Cyalume Technologies Holdings, Inc.
Michael Bielonko
Chief Financial Officer
(413) 858-2500
www.cyalume.com

Investor Relations Counsel:
The Equity Group Inc.
Lena Cati
(212) 836-9611
lcati@equityny.com
www.theequitygroup.com